Exhibit 1

Market Announcements Office ASX Limited 20 Bridge Street Sydney NSW 2000	Westpac Place Level 18, 275 Kent Street Sydney NSW 2000 TEL +61 2 8219 8990 FAX +61 2 8253 1215

12 December 2019

Dear Sir / Madam

Westpac Banking Corporation (Westpac) – Results of 2019 Annual General Meeting

The outcome of the polls conducted at Westpac’s Annual General Meeting held earlier today, are as follows:

Item	Resolution	Outcome
2(a)	Re-election of Nerida Caesar as a Director	Passed as ordinary resolution
2(b)	Re-election of Ewen Crouch AM as a Director	Withdrawn
2(c)	Election of Steven Harker as a Director	Passed as ordinary resolution
2(d)	Re-election of Peter Marriott as a Director	Passed as ordinary resolution
2(e)	Election of Margaret Seale as a Director	Passed as ordinary resolution
3	Grant of equity to the Managing Director and Chief Executive Officer	Withdrawn
4	Adoption of the Remuneration Report for the year ended 30 September 2019	Passed as ordinary resolution
5	Conditional Spill Resolution	Not passed as an ordinary resolution
6(a)	Requisitioned resolution to amend the Westpac constitution	Not passed as a special resolution
6(b)	Requisitioned resolution on disclosure of strategies and targets in relation to fossil fuel exposure	Not valid

As more than 25% of the votes were cast against Resolution 4, this constitutes a second strike for the purposes of the Corporations Act 2001 (Cth). Consequently, Westpac was required to put Resolution 5 to the meeting.

As Resolution 5 was not passed by shareholders, Westpac will not be required to hold a spill meeting.

Resolution 6(b) was not valid as it was conditional on Resolution 6(a) being approved by the required majority.

In accordance with Listing Rule 3.13.2 and section 251AA of the Corporations Act 2001 (Cth), the total number of proxies received and the total number of votes cast on each poll is attached.

Yours sincerely

Timothy Hartin

Group Company Secretary
Westpac Banking Corporation

WESTPAC BANKING CORPORATION	RESULT OF GENERAL MEETING
ANNUAL GENERAL MEETING Thursday, 12 December, 2019	(ASX REPORT)

As required by section 251AA(2) of the Corporations Act 2001 (Commonwealth) the following statistics are provided in respect of each resolution on the agenda.

	Manner in which the securityholder directed the proxy vote (as at proxy close):					Direct vote (as at proxy close):		Manner in which votes were cast in person or by proxy on a poll (where applicable)
Resolution	Votes For	Votes Against	Discretionary Chairman of Meeting	Total Votes Discretionary	Votes Abstain	For	Against	For	Against	Abstain **	Resolution Result
			Other Nominated Person/s
2A TO RE-ELECT NERIDA CAESAR AS A DIRECTOR	1,151,669,642	394,869,953	12,001,193 10,075,110	22,076,303	46,684,778	60,245,918	14,176,343	1,234,384,215 74.95%	412,545,684 25.05%	47,047,140	Carried
2B TO RE-ELECT EWEN CROUCH AM AS A DIRECTOR	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn
2C TO ELECT STEVEN HARKER AS A DIRECTOR	1,508,329,735	44,050,478	12,096,625 10,054,285	22,150,910	40,237,963	63,212,103	11,660,758	1,594,969,745 96.47%	58,382,080 3.53%	40,509,588	Carried
2D TO RE-ELECT PETER MARRIOTT AS A DIRECTOR	888,309,898	665,257,747	12,110,535 10,044,383	22,154,918	38,910,535	57,061,533	18,013,837	959,273,549 57.97%	695,403,726 42.03%	39,251,259	Carried
2E TO ELECT MARGARET SEALE AS A DIRECTOR	1,551,563,042	9,141,506	12,146,469 10,053,718	22,200,187	31,828,059	63,377,044	11,565,516	1,638,293,033 98.59%	23,385,249 1.41%	32,161,213	Carried
3 GRANT OF EQUITY TO MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn	Withdrawn
4 REMUNERATION REPORT	1,050,751,373	539,293,477	12,100,789 9,778,433	21,879,222	2,652,032	19,287,864	55,677,584	1,083,328,565 64.10%	606,718,811 35.90%	3,033,782	Carried
5 CONDITIONAL SPILL RESOLUTION	125,123,932	1,416,840,307	13,808,570 8,747,101	22,555,671	54,139,470	16,479,713	53,249,563	143,043,328 8.74%	1,493,881,207 91.26%	54,522,323	Not Carried

** - Note that votes relating to a person who abstains on an item are not counted in determining whether or not the required majority of votes were cast for or against that item

Printed: 12/12/2019 4:54:17PM	This report was produced from the Link Market Services Meeting System	Page 1 of 2

WESTPAC BANKING CORPORATION	RESULT OF GENERAL MEETING
ANNUAL GENERAL MEETING Thursday, 12 December, 2019	(ASX REPORT)

As required by section 251AA(2) of the Corporations Act 2001 (Commonwealth) the following statistics are provided in respect of each resolution on the agenda.

	Manner in which the securityholder directed the proxy vote (as at proxy close):					Direct vote (as at proxy close):		Manner in which votes were cast in person or by proxy on a poll (where applicable)
Resolution	Votes For	Votes Against	Discretionary Chairman of Meeting	Total Votes Discretionary	Votes Abstain	For	Against	For	Against	Abstain **	Resolution Result
			Other Nominated Person/s
6A TO AMEND THE CONSTITUTION OF WESTPAC BANKING CORPORATION	118,462,012	1,406,167,413	13,043,189 8,722,659	21,765,848	69,421,423	10,681,544	62,217,043	130,554,445 8.04%	1,492,259,537 91.96%	70,061,023	Not Carried
6B TO DISCLOSE STRATEGIES AND TARGETS FOR REDUCTION IN FOSSIL FUEL EXPOSURE	267,429,369	1,311,550,563	12,789,650 8,549,629	21,339,279	14,581,034	10,640,705	63,549,868	Not Valid	Not Valid	Not Valid	Not Valid

** - Note that votes relating to a person who abstains on an item are not counted in determining whether or not the required majority of votes were cast for or against that item

Printed: 12/12/2019 4:54:17PM	This report was produced from the Link Market Services Meeting System	Page 2 of 2